UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 23, 2005

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On March 23, 2005, Lennar Corporation (the “Company”) provided notice to J.P. Morgan Trust Company, N.A., as successor trustee to Bank One Trust Company, N.A. (the “Trustee”), that the Company will redeem all of its outstanding 9.95% Senior Notes due 2010 (the “Notes”), in accordance with the terms of the Indenture, dated May 3, 2000, between the Company and the Trustee (the “Indenture”).

The redemption date will be May 1, 2005. Under the terms of the Indenture, the redemption price will be 104.975% of the principal amount of the Notes outstanding plus accrued and unpaid interest as of the redemption date. As of March 23, 2005, $322 million in principal amount of the Notes is outstanding, which would result in a redemption price to be paid by the Company on May 1, 2005 of $338 million, plus accrued and unpaid interest at that date. An estimated $0.13 per diluted share charge is expected to result from the redemption of the Notes.

A press release issued by the Company announcing the redemption is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Document
99.1	Press release issued by Lennar Corporation on March 23, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2005	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description of Document
99.1	Press release issued by Lennar Corporation on March 23, 2005.